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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CarrAmerica Realty Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-22353, 333-53751, 333-50019, 333-18451, 333-04519, 333-80164, 333-89191,
333-89193 and 333-73582) on Form S-3 and registration statements (No. 033-92136, 333-33313, 333-88555 and 333-88557) on Form S-8 of CarrAmerica Realty
Corporation of our report dated January 31, 2002, with respect to the consolidated balance sheets of CarrAmerica Realty Corporation and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001 and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of CarrAmerica Realty Corporation.

/s/KPMG LLP

Washington, D.C.
March 18, 2002